EXHIBIT 23

                         Independent Auditor's Consent

                      [Cherry,Bekaert & Holland Letterhead]
[Logo]


                        INDEPENDENT ACCOUNTANTS' CONSENT




Board of Directors
Bedford Bancshares, Inc.
125 West Main Street
Bedford, Virginia 24523

     We consent to incorporation by reference in this Registration Statement on Form S-8 related to the Bedford Bancshares, Inc. 1994 Stock Option Plan of our report dated October 27, 1995 on the consolidated financial statements of Bedford Bancshares, Inc. for the fiscal years ended September 30, 1995 and 1994, included in the Form 10-KSB of Bedford Bancshares, Inc. for the fiscal year ended September 30, 1996.



                                        /s/Cherry, Bekaert & Holland, L.L.P.
                                        Cherry, Bekaert & Holland, L.L.P.




Lynchburg, Virginia
December 27, 1996









                        Cherry, Bekaert & Holland, L.L.P.
        1700 Central Fidelity Bank Building  o  828 Main Street (24504)  o
   P.O. Box 1119 o Lynchburg, VA 24505  o  (804) 847-6643 o Fax (804) 528-3605
 Offices Throughout The Southeast  o  Represented Internationally Through Summit
                         International Associates, Inc.

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Bedford Bancshares, Inc. 1994 Stock Option Plan of our report dated October 29, 1996, relating to the consolidated financial statements of Bedford Bancshares, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.



                                                              /s/BDO Seidman,LLP
                                                              BDO Seidman, LLP


Richmond, Virginia
December 30, 1996